UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): October 27, 2005

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Same

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

Approval of Compensation Program for Non-Employee Directors

On October 27, 2005, the Board of Directors (the “Board”) of Ariba, Inc. (the “Company”) reviewed the compensation program for our non-employee directors. No change was made to the cash compensation component, except that our Lead Independent Director will now be paid an annual retainer of $10,000 and the chair of our Audit Committee will now be paid an annual retainer of $10,000 instead of $5,000. These changes are effective as of October 1, 2005. In addition, the equity compensation component was changed so that non-employee directors will receive grants of restricted shares of our Common Stock instead of options to purchase our Common Stock. In particular, (a) each new non-employee director shall receive a one-time grant of restricted shares of Common Stock with a fair market value of $100,000 on the date of grant, upon election to the Board, and (b) each continuing non-employee director shall receive an annual grate of restricted shares of Common Stock with a fair market value of $100,000 on the date of grant, granted at the first meeting of the Board following the annual meeting of stockholders. Each initial and continuing grant of restricted shares of Common Stock shall vest on the first permissible trading day that occurs after the one year anniversary of the date of grant, provided that the recipient remains in our service on the vesting date, subject to acceleration upon a change in control of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: November 2, 2005	By:	/s/ JAMES W. FRANKOLA
James W. Frankola
Executive Vice President and Chief Financial
Officer